                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2003 relating to the financial statements and financial statement schedule, which appears in Maxtor Corporation's Annual Report on Form 10-K for the year ended December 28, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP



San Jose, California
November 18, 2003